Exhibit 99.2

Sunstone Hotel Investors, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements as of September 30, 2013 and for the nine months ended September 30, 2013 and the year ended December 31, 2012 give effect to the acquisition of the Hyatt Regency San Francisco on December 2, 2013, as well as the issuance of common stock on November 1, 2013, which proceeds were used to acquire the hotel.

For purposes of the unaudited pro forma consolidated balance sheet as of September 30, 2013, the acquisition and issuance of common stock are treated as if the transactions occurred on September 30, 2013. For purposes of the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012, the transactions are treated as if they occurred on January 1, 2012.

In the opinion of Sunstone’s management, all significant adjustments necessary to reflect the effects of the transactions that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made.

The unaudited pro forma condensed consolidated financial statements and related notes are presented for informational purposes only and do not purport to represent our financial position or results of operations as if the transactions had occurred on the dates discussed above. They also do not project or forecast our consolidated financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated financial statements should be read together with our historical consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, filed with the SEC on November 12, 2013, as well as our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 25, 2013. The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable; however, we cannot assure you that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2013

(In thousands, except share data)

	Sunstone Hotel Investors, Inc. Historical	Dune/DiNapoli SFHR LLC, Dune/DiNapoli SFHR Operator LLC and Subsidiaries Historical (A)	Pro Forma Adjustments (B)		Sunstone Hotel Investors, Inc. Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$100,225	$5,578	$(3,247	)(C)	$102,556
Restricted cash	84,139	4,419	1,042	(C)	89,600
Accounts receivable, net	41,223	2,236	(2,236	)(D)	41,223
Inventories	1,288	—	—		1,288
Prepaid expenses	10,815	175	27	(E)	11,017

Total current assets	237,690	12,408	(4,414)		245,684
Investment in hotel properties, net	2,977,049	153,299	109,377	(F)	3,239,725
Deferred financing fees, net	9,955	330	(330	)(D)	9,955
Goodwill	9,405	—	—		9,405
Other assets, net	21,587	1,669	(1,669	)(D)	21,587
Total assets	$3,255,686	$167,706	$102,964		$3,526,356

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$25,806	$1,873	$(1,873	)(D)	$25,806
Accrued payroll and employee benefits	28,650	—	—		28,650
Dividends payable	10,444	—	—		10,444
Other current liabilities	36,097	24	329	(E)	36,450
Current portion of notes payable	23,351	—	—		23,351
Total current liabilities	124,348	1,897	(1,544)		124,701
Notes payable, less current portion	1,387,006	130,000	(130,000	)(D)	1,387,006
Capital lease obligations, less current portion	15,594	—	—		15,594
Other liabilities	39,901	—	—		39,901
Total liabilities	1,566,849	131,897	(131,544)		1,567,202
Commitments and contingencies	—	—	—		—

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at September 30, 2013, stated at liquidation preference of $25.00 per share	115,000	—	—		115,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 160,855,950 shares issued and outstanding at September 30, 2013, 180,855,950 pro forma issued and outstanding at September 30, 2013	1,609	—	200	(G)	1,809
Additional paid in capital	1,796,656	—	270,499	(G)	2,067,155
Retained earnings	219,837	—	(382	)(H)	219,455
Cumulative dividends	(500,001)	—	—		(500,001)
Members’ equity	—	35,809	(35,809	)(I)	—
Total stockholders’ equity	1,633,101	35,809	234,508		1,903,418
Non-controlling interest in consolidated joint ventures	55,736	—	—		55,736
Total equity	1,688,837	35,809	234,508		1,959,154
Total liabilities and equity	$3,255,686	$167,706	$102,964		$3,526,356

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(In thousands, except per share data)

	Sunstone Hotel Investors, Inc. Historical	Dune/DiNapoli SFHR LLC, Dune/DiNapoli SFHR Operator LLC and Subsidiaries Historical (A)	Pro Forma Adjustments (B)		Sunstone Hotel Investors, Inc. Pro Forma

REVENUES
Room	$482,591	$46,321	$—		$528,912
Food and beverage	155,550	14,961	—		170,511
Other operating	41,788	3,103	—		44,891
Total revenues	679,929	64,385	—		744,314
OPERATING EXPENSES
Room	124,338	15,235	—		139,573
Food and beverage	108,067	14,630	—		122,697
Other operating	12,413	1,857	—		14,270
Advertising and promotion	34,766	3,956	—		38,722
Repairs and maintenance	26,043	3,408	—		29,451
Utilities	20,207	1,666	—		21,873
Franchise costs	24,019	—	—		24,019
Property tax, ground lease and insurance	58,200	3,720	—		61,920
Property general and administrative	75,961	7,497	(346	)(J)	83,112
Corporate overhead	20,116	—	—		20,116
Depreciation and amortization	101,241	5,852	2,356	(K)	109,449
Total operating expenses	605,371	57,821	2,010		665,202
Operating income (loss)	74,558	6,564	(2,010)		79,112
Interest and other income	2,078	—	—		2,078
Interest expense	(53,540)	(8,145)	8,145	(L)	(53,540)
Loss on extinguishment of debt	(44)	—	—		(44)
Income (loss) before income taxes	23,052	(1,581)	6,135		27,606
Income tax provision	(6,710)	—	—		(6,710)
Income (loss) from continuing operations	16,342	(1,581)	6,135		20,896
Income from consolidated joint venture attributable to non-controlling interest	(3,291)	—	—		(3,291)
Distributions to non-controlling interest	(24)	—	—		(24)
Dividends paid on unvested restricted stock compensation	(101)	—	—		(101)
Preferred stock dividends and redemption charges	(16,713)	—	—		(16,713)
Undistributed income allocated to unvested restricted stock compensation	(295)	—	—		(295)
INCOME AVAILABLE (LOSS ATTRIBUTABLE) TO COMMON STOCKHOLDERS	$(4,082)	$(1,581)	$6,135		$472

Basic and diluted income available (loss attributable) to common stockholders per common share	$(0.02)				$—

Basic and diluted weighted average common shares outstanding	157,628		20,000	(M)	177,628

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands, except per share data)

	Sunstone Hotel Investors, Inc. Historical	Dune/DiNapoli SFHR LLC, Dune/DiNapoli SFHR Operator LLC and Subsidiaries Historical (A)	Pro Forma Adjustments (B)		Sunstone Hotel Investors, Inc. Pro Forma
			(unaudited)		(unaudited)
REVENUES
Room	$576,146	$54,770	$—		$630,916
Food and beverage	200,810	19,409	—		220,219
Other operating	52,128	7,034	—	(N)	59,162
Total revenues	829,084	81,213	—		910,297
OPERATING EXPENSES
Room	147,932	19,669	—		167,601
Food and beverage	139,106	18,702	—		157,808
Other operating	16,162	2,556	—		18,718
Advertising and promotion	42,474	4,751	—		47,225
Repairs and maintenance	32,042	4,432	—		36,474
Utilities	25,596	2,267	—		27,863
Franchise costs	30,067	—	—		30,067
Property tax, ground lease and insurance	66,830	4,400	—		71,230
Property general and administrative	94,642	9,486	(471	)(J)	103,657
Corporate overhead	24,316	—	—		24,316
Depreciation and amortization	130,907	7,403	3,541	(K)	141,851
Total operating expenses	750,074	73,666	3,070		826,810
Operating income (loss)	79,010	7,547	(3,070)		83,487
Interest and other income	297	—	—		297
Interest expense	(76,821)	(10,948)	10,948	(L)	(76,821)
Loss on extinguishment of debt	(191)	—	—		(191)
Income (loss) before income taxes	2,295	(3,401)	7,878		6,772
Income tax provision	(1,148)	—	—		(1,148)
Income (loss) from continuing operations	1,147	(3,401)	7,878		5,624
Income from consolidated joint venture attributable to non-controlling interest	(1,761)	—	—		(1,761)
Distributions to non-controlling interest	(31)	—	—		(31)
Preferred stock dividends	(29,748)	—	—		(29,748)
Undistributed income allocated to unvested restricted stock compensation	(203)	—	—		(203)
INCOME AVAILABLE (LOSS ATTRIBUTABLE) TO COMMON STOCKHOLDERS	$(30,596)	$(3,401)	$7,878		$(26,119)

Basic and diluted loss attributable to common stockholders per common share	$(0.24)				$(0.18)

Basic and diluted weighted average common shares outstanding	127,027		20,000	(M)	147,027

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

SUNSTONE HOTEL INVESTORS, INC.

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of Sunstone Hotel Investors, Inc. (the “Company”) and Dune/DiNapoli SFHR LLC, Dune/DiNapoli SFHR Operator LLC and Subsidiaries (together the “Prior Owner”) as of September 30, 2013 and for the nine months ended September 30, 2013 and the year ended December 31, 2012 that are incorporated herein.

(A)                Represents the Prior Owner’s historical combined financial statements of the Hyatt Regency San Francisco (the “Acquired Hotel”) as of September 30, 2013, and for the nine months ended September 30, 2013 and the year ended December 31, 2012, which have been presented based on the financial statement classification utilized by the Company.

(B)                Represents the pro forma adjustments that are necessary to reflect the purchase and adjustment in the Company’s cost basis of the Acquired Hotel, as well as the Company’s issuance of 20,000,000 shares of its common stock. On December 2, 2013, the Company acquired the 802-room Hyatt Regency San Francisco for a gross purchase price of $262.5 million, excluding closing costs and prorations. The acquisition was funded with proceeds from the Company’s November 1, 2013 issuance of common stock. The calculation of the total net purchase price is as follows (in thousands):

Gross purchase price	$262,500
Purchase price adjustments, net	5,486
Total purchase price, net	$267,986

The fair values of the Acquired Hotel’s assets were allocated based on an independent third-party analysis. The allocation of the purchase price and adjustments are summarized below (in thousands):

Assets:
Restricted cash	$5,461
Prepaid expenses	202
Investment in hotel property	262,676
Total assets acquired	268,339
Liabilities:
Accounts payable and accrued expenses	353
Total liabilities assumed	353
Total purchase price, net	$267,986

Total fees and costs of the acquisition are as follows (in thousands):

Closing costs	$49
Legal, accounting and other fees and costs	333
Total fees and costs	$382

Total fees and costs of the acquisition include legal, accounting and other fees and costs that have been or will be expensed. These charges are directly attributable to the acquisition and represent non-recurring costs. The anticipated impact on the results of operations, therefore, was excluded from the pro forma unaudited statements of operations.

(C)                Adjustments to cash and cash equivalents include the following (in thousands):

Cash paid for the Acquired Hotel	$(267,986)
Closing costs	(49)
Legal, accounting and other fees and costs	(333)
Cash not acquired in the transaction	(5,578)
Net proceeds received from November 2013 common stock offering	270,699
Total adjustments to cash and cash equivalents	$(3,247)

SUNSTONE HOTEL INVESTORS, INC.

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjustments to restricted cash include the following (in thousands):

Purchase price adjustment — cash held for future capital expenditures	$2,180
Purchase price adjustment — cash held for potential transfer tax	3,281
Restricted cash not acquired in the transaction	(4,419)
Total adjustments to restricted cash	$1,042

(D)                The following adjustments are due to the Company not acquiring or assuming the Prior Owner’s assets and liabilities (in thousands):

Accounts receivable, net	$(2,236)

Deferred financing fees, net	$(330)

Other assets, net	$(1,669)

Accounts payable and accrued expenses	$(1,873)

Notes payable, less current portion	$(130,000)

(E)                 Other adjustments to the Company’s balance sheet include the following (in thousands):

Prepaid expenses:

Purchase price adjustment — property taxes prepaid by Prior Owner	$202
Prepaid expenses not acquired in the transaction	(175)
Total adjustments to prepaid expenses	$27

Other current liabilities:

Purchase price adjustment — Prior Owner’s portion of sales tax accrued at acquisition	$177
Company’s portion of sales tax accrued at acquisition	176
Other current liabilities not assumed in the transaction	(24)
Total adjustments to other current liabilities	$329

(F)                  Adjustment to investment in hotel properties, net includes an addition of $109.4 million to reflect the step up to fair value of the hotel assets acquired.

(G)                The acquisition of the Acquired Hotel was funded by the Company’s issuance of 20,000,000 shares of its common stock on November 1, 2013. Details of this stock issuance are as follows (in thousands):

20,000,000 shares of $0.01 par value common stock	$200
Adjustment to additional paid in capital	270,499
Net proceeds received from issuance of common stock	$270,699

(H)               Reflects total fees and costs of the acquisition including legal, accounting and other fees and costs which are not already reflected in the historical financial statements. These charges are directly attributable to the acquisition and represent non-recurring costs.

SUNSTONE HOTEL INVESTORS, INC.

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(I)                    Reflects the elimination of all components of the historical equity of the Prior Owner as of September 30, 2013.

(J)                    During the nine months ended September 30, 2013 and the year ended December 31, 2012, the Prior Owner incurred $0.3 million and $0.5 million, respectively, related to asset management fees. As these charges represent non-recurring costs, the anticipated impact on the results of operations during both the nine months ended September 30, 2013 and the year ended December 31, 2012 were excluded from the pro forma unaudited financial statements.

(K)               Reflects estimates of additional depreciation of $2.4 million for the nine months ended September 30, 2013, and $3.5 million for the year ended December 31, 2012, related to the fair value adjustment of the Acquired Hotel. The Company calculates depreciation using the straight-line method over estimated useful lives primarily ranging from five to 35 years for buildings and improvements and three to 12 years for furniture, fixtures and equipment.

(L)                 Reflects the reversal of interest expense recorded by the Prior Owner during the nine months ended September 30, 2013 and the year ended December 31, 2012 as the Company intends to own the Acquired Hotel unencumbered of debt.

(M)             Reflects 20,000,000 shares of common stock issued by the Company on November 1, 2013.

(N)                Other operating revenue presented in the Prior Owner’s historical 2012 statement of operations includes non-recurring income of $2.8 million related to certain litigation as well as a prior year tax refund, which has not been eliminated from the pro forma unaudited financial statements.